Lightlake Therapeutics Commences Two-Week Patient Trial for Treatment of Opioid Overdose with National Institute on Drug Abuse (NIDA)

Lightlake Therapeutics moves forward in collaboration with NIDA for novel intranasal naloxone application to reverse overdoses

LONDON – September 24, 2013 – Lightlake Therapeutics Inc. (“Lightlake” or the “Company”) (OTC BB: LLTP), a biopharmaceutical company developing addiction treatments based on its expertise in opioid antagonists, announced today that the Company has begun a two-week clinical trial designed to evaluate the pharmacokinetic properties of Lightlake’s intranasal naloxone application in 14 healthy volunteer subjects.

The trial, which began on September 23rd, 2013, is being conducted in partnership with the National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health (“NIH”).

Naloxone is a medicine currently available through injection that can rapidly reverse the overdose of prescription and illicit opioids. Lightlake is working on a new intranasal delivery system for the delivery of naloxone that could widely expand its availability and use in preventing opioid overdose deaths, a public health problem of epidemic proportion in the U.S. According to the Centers for Disease Control and Prevention, 16,651 people died from prescription opioid overdose in the U.S. in 2010, a significant increase from the 4,030 overdose deaths in 1999.

Assuming favorable outcomes from this study, NIDA plans to file an IND for a larger study. The expected goal of Lightlake’s partnership with NIDA is to have an FDA approved intranasal naloxone solution for the reversal of opioid overdoses that can be brought to market within 12 to 18 months.

“We are very pleased to begin our trial with NIDA as we believe this is a key step that will help us to formally deliver an intranasal naloxone spray aimed at reversing opioid overdoses to the healthcare community,” stated Dr. Roger Crystal, CEO of Lightlake. “Naloxone is the ideal opioid antagonist and we are confident that the data from this trial can also be used to supply critical data for other Lightlake studies that involve various addictions.”

About Lightlake Therapeutics

Lightlake Therapeutics Inc., a London-based biopharmaceutical company, is using its expertise in opioid antagonists to build a platform of innovative solutions to common addictions and related disorders. The Company holds patents covering the use of intranasal naloxone to treat Binge Eating Disorder (“BED”) as well as patents covering addiction to drugs including cocaine, amphetamine, and MDMA. Lightlake is currently focused on advancing its treatment for BED, which has successfully completed Phase II clinical trials, and a Phase II trial is planned for the indication of Bulimia Nervosa. Lightlake is also applying its technology to develop a treatment for managing the complications of opioid drug addiction in collaboration with the National Institute on Drug Abuse (NIDA), part of the National Institutes of Health. For more information please visit: http://www.lightlaketherapeutics.com

Forward Looking Statement

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